Prospectus Supplement No. 9 (to Prospectus dated November 1, 2021)	Prospectus Supplement No. 9 Filed pursuant to Rule 424(b)(3) Registration No. 333-260420

Prospectus Supplement No. 9

(To Final Prospectus dated November 1, 2021)

This Prospectus Supplement No. 9 supplements and amends the final prospectus dated November 1, 2021, as previously supplemented (the “Final Prospectus”), which forms a part of our registration statement on Form S-1 (No. 333-260420), relating to the registration of up to 6,666,667 shares of our common stock, par value $0.001 (the “Common Stock”) issuable upon exercise of Common Warrants and of up to 533,333 shares of Common Stock issuable upon exercise of Placement Agent Warrants.

This Prospectus Supplement No. 9 is being filed to update and supplement the information in the Final Prospectus with the information contained in our Quarterly Report on Form 10-Q filed on October 16, 2023 (the “Quarterly Report”). Accordingly, we have attached the Quarterly Report to this Prospectus Supplement No. 9.

This Prospectus Supplement No. 9 should be read in conjunction with the Final Prospectus and is qualified by reference to the Final Prospectus except to the extent that the information in this Prospectus Supplement No. 9 supersedes the information contained in the Final Prospectus.

Our Common Stock is currently quoted on the OTCQB Marketplace operated by the OTC Markets Group, Inc. (the “OTCQB”) under the symbol “RKFL.” On October 23, 2023, the last reported sale price of our Common Stock was $0.15.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 7 of the Final Prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is October 24, 2023.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-Q

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended June 30, 2023

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from to

Commission file number: 033-17773-NY

ROCKETFUEL BLOCKCHAIN, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	90-1188745
(State of other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

201 Spear Street, Suite 1100
San Francisco, CA	94105
(Address of Principal Executive Offices)	(Zip Code)

(424) 256-8560

(Registrant’s Telephone Number, including Area Code)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
None		None

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. ☒ Yes ☐ No

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§ 232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files). ☒ Yes ☐ No

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large Accelerated Filer ☐	Accelerated Filer ☐
Non-Accelerated Filer ☒	Small Reporting Company ☒ Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Indicate by check mark whether the Registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act) ☐ Yes ☒ No

Number of shares of issuer’s common stock outstanding at October 16, 2023: 35,604,890

ROCKETFUEL BLOCKCHAIN, INC.

2

PART I FINCANCIAL INFORMATION

Item 1 Consolidated Financial Statements

ROCKETFUEL BLOCKCHAIN, INC.

Condensed Consolidated Balance Sheets

(Unaudited)

	June 30, 2023	March 31, 2023

ASSETS
Current Assets:
Cash	$112,004	$421,566
Accounts receivable	1,450	-
Prepaid and other current assets	176,212	143,870
Total current assets	289,666	565,436
Intangible assets, net of accumulated amortization of $827,664 and $655,333, respectively	450,398	622,729
Property and equipment, net of accumulated depreciation and amortization of $4,721, and $10,814, respectively	28,202	28,202

Total Assets	$768,266	$1,216,367

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$603,878	$680,460
Payable to related party	25,562	25,633
Notes payable, net of discount of $17,290 and $0, respectively	403,493	276,667
Deferred revenue	55,844	57,231
Total current liabilities	1,088,777	1,039,991
Total liabilities	1,088,777	1,039,991

Stockholders’ equity:
Preferred stock; $0.001 par value; 50,000,000 shares authorized; 0 shares issued and outstanding as of June 30, 2023 and March 31, 2023	-	-
Common stock, $0.001 par value; 250,000,000 shares authorized; 32,427,446 and 32,427,446 shares issued and outstanding as of June 30, 2023 and March 31, 2023, respectively	32,428	32,428
Additional paid in capital	13,341,407	13,055,831
Accumulated deficit	(13,733,446)	(12,950,983)
Common Shares to be issued-related party	39,100	39,100
Total stockholders’ equity	(320,511)	176,376

Total Liabilities and Stockholders’ Equity	$768,266	$1,216,367

The accompanying notes are an integral part of these unaudited consolidated financial statements.

3

ROCKETFUEL BLOCKCHAIN, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended	Three Months Ended
	June 30, 2023	June 30, 2022

Revenue, net	$235,459	$8,132

Operating expenses:
Research and development expenses	-	258,965
General and administrative expenses	998,081	1,237,954
Total operating expenses	998,081	1,496,919
Loss from operations	(762,622)	(1,488,787)

Other income (expense):
Interest expense	(19,841)	-
Other income – Gain from legal settlement	-	540,059
Total other (expense) income	(19,841)	540,059

Loss before provision for income taxes	(782,463)	(948,728)

Provision for income taxes	-	-

Net loss	$(782,463)	$(948,728)

Loss per common share:
Basic and diluted	$(0.02)	$(0.03)

Weighted average common shares outstanding:
Basic and diluted	32,427,446	31,205,000

The accompanying notes are an integral part of these unaudited consolidated financial statements.

4

ROCKETFUEL BLOCKCHAIN, INC.

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

For the Three Month Periods Ended June 30, 2022 and 2023

(Unaudited)

	Common Stock Outstanding		Treasury Stock		Additional	Common Shares to be	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Paid-in Capital	issued-related party	Deficit	Equity
Balance at March 31, 2022	31,975,083	$31,975	(10,000)	$(3,000)	$11,214,820	-	$(8,646,550)	$2,597,245
Cancellation of common stock	(3,610,394)	(3,610)	10,000	3,000	(13,440)	-	(562,009)	(540,059)
Stock-based compensation - employees and consultants option grants	-		-	-	291,382	-	-	291,682
Net loss	-	-	-		-		(948,728)	(948,728)
Balance at June 30, 2022	28,364,689	$28,365	-	$-	$11,492,762	-	$(10,121,287)	$1,399,840

Balance at March 31, 2023	32,427,446	$32,428	-	$-	$13,055,831	39,100	$(12,950,983)	$176,376
Stock-based compensation – employees and consultants option grants	-	-	-	-	285,576	-	-	285,576
Net loss	-	-	-	-	-	-	(782,463)	(782,463)
Balance as of June 30, 2023	32,427,446	$32,428	-	$-	$13,341,407	39,100	$(13,733,446)	$(320,511)

The accompanying notes are an integral part of these unaudited consolidated financial statements.

5

ROCKETFUEL BLOCKCHAIN, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended	Three Months Ended
	June 30, 2023	June 30, 2022
Cash Flows from Operating Activities:
Net loss	$(782,463)	(948,728)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	172,331	87,081
Stock based compensation	285,576	291,382
Debt discount amortization	2,470	-
Gain from legal settlement	-	(549,059)
Changes in operating assets and liabilities:
Accounts receivable	(1,450)	2,113
Prepaid expenses and other current assets	(32,343)	(68,707)
Accounts payable and accrued expenses	(51,090)	170,230
Payable to related party	(25,562)	36,402
Accrued interest	17,371	-
Deferred revenue	(1,387)	(3,781)
Net cash used in operating activities	(416,547)	(974,067)

Cash Flows from Investing Activities:
Purchase of property and equipment	-	(5,393)
Software development cost	-	(162,488)
Net cash used in investing activities	-	(167,881)

Cash Flows from Financing Activities:
Proceeds from note payable	125,000	-
Payment on note payable	(18,015)	-
Net cash provided by financing activities	106,985	-

Net change in cash	(309,562)	(1,141,948)
Cash at beginning of period	421,566	2,634,794
Cash at end of period	$112,004	1,492,846

Supplemental disclosures of cash flow information:
Cash paid for interest	$1,448	-
Cash paid for income taxes	$-	-

The accompanying notes are an integral part of these unaudited consolidated financial statements.

6

ROCKETFUEL BLOCKCHAIN, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2023

(UNAUDITED)

NOTE 1. Business

We (or the “Company”) provide payment solutions to businesses enabling them to make and receive payments with cryptocurrencies and via bank transfers, including ACH. Our primary solutions consist of a blockchain-based check-out system enabling shoppers on e-commerce sites to pay using cryptocurrencies and direct bank transfers. We have also recently introduced a payouts solution that enables businesses, including those in the in the “gig economy,” to make payments to their vendors and service providers via cryptocurrencies and bank transfers. We also provide businesses with the ability to send cross-border payments to themselves and their affiliates and subsidiaries using stable coins.

Our corporate headquarters are located in San Francisco, California.

NOTE 2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) for interim condensed consolidated financial information pursuant to Rule 8-03 of Regulation S-X. Accordingly, these unaudited financial statements do not include all of the information and disclosures required by U.S. GAAP for complete financial statements. In the opinion of management, the accompanying unaudited financial statements include all adjustments (consisting only of normal recurring adjustments), which we consider necessary, for a fair presentation of those financial statements. The results of operations for the three months ended June 30, 2023 and cash flows for the three months ended June 30, 2023 may not necessarily be indicative of results that may be expected for any succeeding quarter or for the entire fiscal year. These unaudited financial statements should be read in conjunction with our consolidated financial statements as of March 31, 2023 as filed with the Securities and Exchange Commission (the “SEC”) on August 21, 2023.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries in accordance with consolidation accounting guidance. The Company’s subsidiaries consist of RocketFuel Blockchain Company (RBC) (incorporated in Nevada), RocketFuel A/S (incorporated in Denmark), and RocketFuel (BVI) (incorporated in the British Virgin Islands). All intercompany balances and transactions have been eliminated in consolidation.

Use of Accounting Estimates

The preparation of these consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and judgments, which are evaluated on an ongoing basis, and that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Management bases its estimates on historical experience and on various other assumptions that it believes are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the amounts of revenues and expenses that are not readily apparent from other sources. Actual results could differ from those estimates and judgments.

Cash and Cash Equivalents

Financial instruments that potentially expose the Company to concentration of credit risk consist primarily of cash and accounts receivable. The Company’s cash is deposited with major financial institutions. At times, such deposits may be in excess of the Federal Deposit Insurance Corporation insurable amount (“FDIC”).

7

ROCKETFUEL BLOCKCHAIN, INC.

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2023

(UNAUDITED)

Software Development Costs

The Company accounts for software development costs in accordance with ASC 350-40. Research and development costs are expensed as incurred, except for certain costs which are capitalized in connection with the development of its internal-use software and website. These capitalized costs are primarily related to the application software that is hosted by the Company and accessed by its customers through the Company’s website. In addition, the Company capitalizes certain general and administrative costs related to the customization and development of our internal business systems. Costs incurred in the preliminary stages of development are expensed as incurred. Once an application has reached the development stage, internal and external costs, if direct and incremental, are capitalized until the software is substantially complete and ready for its intended use. Capitalization ceases upon completion of all substantial testing performed to ensure the product is ready for its intended use. The Company also capitalizes costs related to specific upgrades and enhancements of internal-use software when it is probable that the expenditures will result in additional functionality. Maintenance and training costs are expensed as incurred. Capitalized internal use software costs are recorded as part of property and equipment and are amortized on a straight-line basis over an estimated useful life of two years.

Property and Equipment

Property and equipment are stated at cost. Depreciation of property and equipment is calculated using the straight-line method over the estimated useful lives of the assets, which is three years for the Company. Maintenance and repairs are charged to operations as incurred. Significant improvements are capitalized and depreciated over the useful life of the assets. Gains or losses on disposition or retirement of property and equipment are recognized in operating expenses.

The Company reviews the carrying value of property and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of the related assets. The factors considered by management in performing this assessment include current operating results, trends and prospects, the manner in which the property is used, the effects of obsolescence, demand, competition, and other economic factors.

Revenue Recognition

Our revenues are generated from (i) fees charged in connection with the implementation of our software platform; (ii) ongoing daily transactional fees derived as a negotiated percentage of the transactional revenues paid by our merchant customers, (iii) gains from the spread between the exchange rates on cryptocurrency transactions and (iiv) software development fees.

Our revenue recognition policy follows the guidance from Accounting Standards Codification (“ASC”) 606, “Revenue Recognition,” and Accounting Standards Update No. 2014-09 - Revenue from Contracts with Customers (Topic 606) which provide guidance on the recognition, presentation, and disclosure of revenue in financial statements. We determine revenue recognition through the following steps: (i) identification of the contract, or contracts, with a customer; (ii) identification of the performance obligations in the contract; (iii) determination of the transaction price; (iv) allocation of the transaction price to the performance obligations in the contract and (v) recognition of revenue when a performance obligation is satisfied. Collectability is assessed based on a number of factors, including the creditworthiness of a client, the size and nature of a client’s website and transaction history. Amounts billed or collected in excess of revenue recognized are included as deferred revenue. An example of this deferred revenue would be arrangements where clients request or are required by us to pay in advance of delivery.

8

ROCKETFUEL BLOCKCHAIN, INC.

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2023

(UNAUDITED)

Revenue from fees charged in connection with the implementation of our software platform are recognized over the term specified in the contract with the merchant, which is primarily one year. Revenues from ongoing daily transactional fees derived as a negotiated percentage of the transactional revenues paid by our merchant customers are recognized when each transaction occurs. Revenues from software development contracts are recognized at the time each performance obligation set forth in the contract has been completed, in the amounts allocated to the completed obligation, and as all measurements and criteria for revenue recognition are satisfied.

Fair Value of Financial Instruments

We follow Accounting Standards Codification 820-10 (“ASC 820-10”), “Fair Value Measurements and Disclosures,” for fair value measurements. ASC 820-10 defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. The standard provides a consistent definition of fair value, which focuses on an exit price, which is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The standard also prioritizes, within the measurement of fair value, the use of market-based information over entity specific information and establishes a three-level hierarchy for fair value measurement based on the nature of inputs used in the valuation of an asset or liability as of the measurement date.

The hierarchy established under ASC 820-10 gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy under ASC 820-10 are described below:

Level 1 - Pricing inputs are quoted prices available in active markets for identical investments as of the reporting date. As required by ASC 820-10, we do not adjust the quoted price for these investments, even in situations where we hold a large position and a sale could reasonably impact the quoted price.

Level 2 - Pricing inputs are quoted prices for similar investments, or inputs that are observable, either directly or indirectly, for substantially the full term through corroboration with observable market data. Level 2 includes investments valued at quoted prices adjusted for legal or contractual restrictions specific to these investments.

Level 3 - Pricing inputs are unobservable for the investment, that is, inputs that reflect the reporting entity’s own assumptions about the assumptions market participants would use in pricing the asset or liability. Level 3 includes investments that are supported by little or no market activity.

We have determined that our derivative liability for the fiscal quarter ended June 30, 2023 was an immaterial amount.

Under our contract ordering policy, we first consider common shares issued and outstanding as well as reserved but unissued equity awards, such as under an equity award program. All remaining equity linked instruments such as, but not limited to, options, warrants, and debt and equity with conversion features are evaluated based on the date of issuance. If the number of shares which may be issued under our agreements exceed the authorized number of shares or are unable to be determined, equity linked instruments from that date forward are considered to be derivative liabilities until such time as the number of shares which may be issued under our agreements no longer exceed the authorized number of shares and are able to be determined.

On May 11, 2023, we entered into a Securities Purchase Agreement with 1800 Diagonal Lending, LLC, an accredited investor (“the Lender”), pursuant to which the Lender made a loan to us, evidenced by promissory note in the principal amount of $144,760 (the “Note”). See Note 7. The Note contains provisions meeting the definition of a derivative liability which therefore require bifurcation.

9

ROCKETFUEL BLOCKCHAIN, INC.

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2023

(UNAUDITED)

At June 30, 2022, we estimated the fair value of the conversion feature derivatives embedded in the Note as the difference between the value of the Note with a conversion discount and without a conversion discount. Upon an event of default, the Lender has the right to convert outstanding principal plus accrued interest into common stock at a conversion price of 61% multiplied by the lowest trading price of our common stock. We then computed the present value of the bond components of the Note assuming (1) conversion upon an event of default and (2) repayment of the Note in full in cash, in each case using a 35% discount factor for a term of 0.86 years, and weighted the resulting present values based on assumed probabilities of 85% for conversion upon an event of default, 10% for repayment in full and 5% for complete default. We then applied a 6.4% issuance negotiation discount to the resulting probability-weighted bond value. The 35% discount rate was calculated by adding the observed issuance spread of 29.6% to the risk-free rate of 5.4% per annum for the remaining term of 0.86 years. We determined that the amount of derivative liability for the fiscal quarter ended June 30, 2023, as well as the change from the previous quarter, was not material.

Convertible Instruments

We evaluate and account for conversion options embedded in convertible instruments in accordance with ASC Topic 815, Derivatives and Hedging Activities.

Applicable GAAP requires companies to bifurcate conversion options from their host instruments and account for them as free-standing derivative financial instruments according to certain criteria. The criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under other GAAP with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument.

We account for convertible instruments (when it has been determined that the embedded conversion options should not be bifurcated from their host instruments) as follows: We record when necessary, discounts to convertible notes for the intrinsic value of conversion options embedded in debt instruments based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. Debt discounts under these arrangements are amortized over the term of the related debt to their stated date of redemption.

Net Loss Per Share

Net loss per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding during the reporting period. Diluted earnings per share is computed similar to basic earnings per share, except the weighted average number of common shares outstanding are increased to include additional shares from the assumed exercise of share options, if dilutive. The dilutive effect, if any, of convertible instruments or warrants is calculated using the treasury stock method. There are no outstanding dilutive instruments as the outstanding convertible instruments, stock options and warrants would be anti-dilutive if converted or exercised for the three months ended June 30, 2023 and 2022.

The following table summarizes the securities that were excluded from the diluted per share calculation because the effect of including these potential shares was antidilutive due to the Company’s net loss position even though the exercise price could be less than the average market price of the common shares:

	June 30, 2023	June 30, 2022
Stock options – vested and exercisable	3,500,139	2,735,290
Common Stock Warrants	10,410,897	10,655,982
Total potential dilution	13,911,036	13,401,272

10

ROCKETFUEL BLOCKCHAIN, INC.

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2023

(UNAUDITED)

Stock-based Compensation

The Company applies the provisions of ASC 718, Compensation - Stock Compensation, (“ASC 718”) which requires the measurement and recognition of compensation expense for all stock-based awards made to employees, including employee stock options, in the statements of operations.

For stock options issued to employees and members of the Board of Directors (the “Board) for their services, the Company estimates the grant date fair value of each option using the Black-Scholes option pricing model. The use of the Black-Scholes option pricing model requires management to make assumptions with respect to the expected term of the option, the expected volatility of the common stock consistent with the expected life of the option, risk-free interest rates and expected dividend yields of the common stock. For awards subject to service-based vesting conditions, including those with a graded vesting schedule, the Company recognizes stock-based compensation expense equal to the grant date fair value of stock options on a straight-line basis over the requisite service period, which is generally the vesting term. Forfeitures are recorded as they are incurred as opposed to being estimated at the time of grant and revised.

Pursuant to Accounting Standards Update (“ASU”) 2018-07, Compensation – Stock Compensation (Topic 718): Improvements to Non-employee Share-Based Payment Accounting, the Company accounts for stock options issued to non-employees for their services in accordance with ASC 718. The Company uses valuation methods and assumptions to value the stock options that are in line with the process for valuing employee stock options noted above.

Recent Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board or other standard setting bodies that may have an impact on our accounting and reporting. We believe that such recently issued accounting pronouncements and other authoritative guidance for which the effective date is in the future either will not have an impact on our accounting or reporting or that such impact will not be material to our financial position, results of operations and cash flows when implemented.

NOTE 3. Going Concern

Our consolidated financial statements have been presented on the basis that we are a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. We incorporated our business on January 12, 2018, the date of our inception, and commenced commercial operations in March 2021. During the three months ended June 30, 2023, we reported a net loss of $782,463, which included as a component of general and administrative expenses in the statements of operations a non-cash stock-based compensation charge of $285,576, and cash flows used in operating activities during the three months ended June 30, 2023 of $416,547. These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We will require additional financing to continue to develop our product and execute on our business plan. However, there can be no assurances that we will be successful in raising the additional capital necessary to continue operations and execute on our business plan. During the year ended March 31, 2023, we raised $700,000 through the private placement of units consisting of common stock, warrants and token purchase agreements and $150,000 through the issuance of notes convertible into shares of our Series A Preferred Stock. We have used and plan to continue using the net proceeds of the public offering and warrant exercise to recruit key management and operational personnel, to retain software and blockchain developers and to develop our blockchain based check-out solution. Management believes the funding from the public offering, the exercise of the common stock purchase warrant, and the growth strategy actions executed and planned for execution could contribute to our ability to mitigate any substantial doubt as to our ability to continue as a going concern.

NOTE 4. Intangible Assets; Property, Plant & Equipment

The Company’s property, plant and equipment assets are comprised of the following:

	Useful Life	June 30, 2023	March 31, 2023
Capitalized software development costs	2 years	$1,278,062	$1,278,062
Computer equipment	3 years	28,202	39,105
Less: Accumulated depreciation and amortization		(827,664)	(666,146)
Combined intangible assets, property and equipment, net		$478,600	$650,931

11

ROCKETFUEL BLOCKCHAIN, INC.

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2023

(UNAUDITED)

Capitalized software development costs represent the costs incurred during the development stage, when direct and incremental internal and external costs, are capitalized until the software is substantially complete and ready for its intended use. The Company also capitalizes costs related to specific upgrades and enhancements of internal-use software when it is probable that the expenditures will result in additional functionality.

Depreciation and amortization expenses amount to $172,331 and $87,081 for the three months ended June 30, 2023 and 2022, respectively.

NOTE 5. Related Party Transactions

During the three months ended June 30, 2023, and 2022, our chief financial officer was affiliated with legal counsel who provided us with general legal services (the “Affiliate”). We recorded legal fees paid to the Affiliate of $6,663 and $58,058 for the three months ended June 30, 2023 and 2022, respectively. As of June 30, 2023, and March 31, 2023, we had $25,562 and $25,633 respectively, payable to the Affiliate.

On January 13, 2023, we completed a private of placement $150,000 principal amount of our secured convertible promissory notes. The purchase price was $150,000. There were three purchasers, including Gert Funk, our Chairman, and Peter M. Jensen, our Chief Executive Officer and a member of our Board of Directors. The third purchaser was a private investor. Each investor purchased a note for $50,000. The notes bear interest at 10% per annum and mature on July 13, 2023. The notes may be prepaid by us at any time. If we prepay the entire outstanding principal amount of a note on or before April 13, 2023, then there is no prepayment premium. If we prepay the entire outstanding principal amount of a note between April 14, 2023, and the maturity date, then we must also pay accrued interest on such principal amount in an amount equal to 50% of such principal amount. If we repay the outstanding principal amount of a note on or after the maturity date, then we shall also pay accrued interest on such principal amount in an amount equal to 100% of such principal amount. As of June 29, 2023, we have not made any payments on any of these notes; however, the note purchasers have not yet declared a default. The notes are convertible into shares of our Series A Preferred Stock at a conversion price equal to (a) the outstanding principal amount of, plus all accrued interest on, the note divided by (b) $0.2065. The conversion price is subject to adjustment for certain stock splits, recapitalizations and other similar events. The notes are secured by a security interest in all of our assets. Up to 1,000,000 shares of Series A Preferred Stock were approved by our board of directors. The Series A Preferred Stock has a 200% liquidation preference over the common stock and any other future series of preferred stock, payable in the event of a liquidation or merger of us. In such event, the holders of the Series A Preferred Stock will be entitled to a priority distribution equal to 200% of the deemed issue price of $0.2065 per share, (i.e., $0.4130 per share). The Series A Preferred Stock is convertible at the option of the stockholder into shares of common stock at a conversion price of $0.2065 per share, subject to adjustment for certain stock splits, recapitalizations and other similar events. We used the $150,000 net proceeds of the offering for general corporate purposes and to fund ongoing operations and expansion of our business.

On June 30, 2023, we issued convertible notes to Officers Gert Funk, Bennett Yankowitz, and Peter Jensen totaling $383,652 for deferred compensation and bonuses. See Note 7.

NOTE 6. Deferred Revenue

We enter into certain contracts typically having initial one-year terms which define the scope of services to be provided. These contracts can include agreed-upon setup fees during the initial one-year term, which setup fees are recorded as deferred revenue and amortized ratably over the initial one-year term. During the three months ended June 30, 2023 and 2022, we recorded revenues of $235,459 and $8,132 respectively. Deferred revenue was $55,844 and $57,231 as of June 30, 2023 and March 31, 2023, respectively.

NOTE 7. Stockholders’ Equity (Deficit)

Stock:

On January 13, 2023, we completed a private of placement $150,000 principal amount of its secured convertible promissory notes. See Note 5. We used the $150,000 net proceeds of the offering for general corporate purposes and to fund ongoing operations and expansion of our business.

12

ROCKETFUEL BLOCKCHAIN, INC.

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2023

(UNAUDITED)

Our chief executive officer, Peter Jensen, and our chief financial officer, Bennett Yankowitz, agreed to accept convertible notes in lieu of salary for a portion of the fiscal quarter ended June 30, 2023. The total amount of salary deferred was $64,583.35 The terms of the notes are as follows: (i) the principal amount thereof shall equal the amount of salary deferred; (ii) the Notes shall mature on October 1, 2023; (iii) the Notes shall bear interest at a rate of 10% per annum; (iv) if not repaid by December 31, 2023, there shall be a 50% premium, and if the Notes are not repaid by their maturity, there shall a 100% premium; (v) the Note holder shall have the option to convert all outstanding principal, interest and premium to shares of Series A Preferred at any time at $0.2065 per share; and (vi) the Notes shall otherwise have the same terms and conditions as the convertible notes issued in the January 2023 $150,000 financing round.

Warrants:

As of June 30, 2023, the total outstanding warrants to purchase of the Company’s common stock were 10,410,982 with a weighted average exercise price of $0.71. There were no new warrants issued during the three months ended June 30, 2023. As of June 30, 2023, the weighted average remaining contractual term was 3.84 years.

Loan

On May 11, 2023, we entered into a Securities Purchase Agreement with 1800 Diagonal Lending, LLC, an accredited investor (“the Lender”), pursuant to which the Lender made a loan to us, evidenced by promissory note in the principal amount of $144,760 (the “Note”). A one-time interest charge of 12% ($17,371) was applied on the issuance date, resulting in net loan proceeds to us of $125,000. Accrued, unpaid interest and outstanding principal, subject to adjustment, is required to be paid in nine payments each in the amount of $18,014.58 (a total payback to the Lender of $162,131.00). The first payment was due and was paid on June 30, 2023 with eight subsequent payments due each month thereafter. The loan closed on May 15, 2023. The Company has the right to prepay the Note at any time without premium of penalty.

Upon the occurrence and during the continuation of any Event of Default, the Note shall become immediately due and payable and we will be obligated to pay to the Lender, in full satisfaction of our obligations, an amount equal to 150% times the sum of (w) the then outstanding principal amount of the Note plus (x) accrued and unpaid interest on the unpaid principal amount of the Note to the date of payment plus (y) default interest, if any, at the rate of 22% per annum on the amounts referred to in clauses (w) and/or (x) plus (z) any amounts owed to the Holder pursuant to the conversion rights referred to below.

Following a default, the Lender may in its option, convert the outstanding principal and interest on the Note into shares of our common stock at a conversion price per share equal to 61% of the lowest daily volume weighted average price (“VWAP”) of our common stock during the 10 trading days prior to the date of conversion. We agreed to reserve a number of shares of our common stock equal to 4.5 times the number of shares of common stock which may be issuable upon conversion of the Note at all times.

NOTE 8. Stock- Based Compensation

Stock Option Plan:

On August 8, 2018, the Board and stockholders holding a majority of our voting power approved the RocketFuel Blockchain, Inc., 2018 Plan, which plan enables us to make awards that qualify as performance-based compensation. Under the terms of the 2018 Plan, the options will (i) be incentive stock options, (ii) have an exercise price equal to the fair market value per share of our common stock on the date of grant as determined by an independent valuation by a qualified appraiser, (iii) have a term of 10 years, (iv) vest and become exercisable pursuant to the terms set forth in the grantees stock option agreement, (v) be subject to the exercise, forfeiture and termination provisions set forth in the 2018 Plan and (vi) otherwise be evidenced by and subject to the terms of our standard form of stock option agreement. We initially reserved 2,000,000 shares of our common stock for issuance in connection with awards under the plan. On September 15, 2020 and March 18, 2021, our board of directors unanimously resolved to amend the 2018 Plan to increase the number of shares of our common stock available for grant to 4,000,000 shares and 6,000,000 shares, respectively. On May 10, 2022, the Board has approved a plan to increase the number of shares to 8,000,000 for 2018 plan. As of June 30, 2023 and March 31, 2023, there were 1,408,144 and 1,658,144 shares, respectively, of our common stock available for grant pursuant to the 2018 Plan.

13

ROCKETFUEL BLOCKCHAIN, INC.

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2022

(UNAUDITED)

Activity under the 2018 Plan for all service-based stock options for the three months ended June 30, 2023 are as follows:

	Options Outstanding	Weighted- Average Exercise Price per Share	Weighted- Average Remaining Contractual Term in Years	Aggregate Intrinsic Value
Options outstanding at March 31, 2023:	6,481,013	0.33	7.74	-
Granted	250,000	-
Exercised	-	-
Cancelled or forfeited	-	-
Options outstanding as of June 30, 2023	6,731,013	0.33	7.49
Options vested and exercisable as of June 30, 2023	3,500,139

Performance-Based Stock Option Grants

We also granted performance-based options pursuant to the 2018 Plan to Rohan Hall, our chief technology officer, which are exercisable into 600,000 shares of our common stock subject to certain designated milestones. On March 18, 2021, our Board of Directors determined that Mr. Hall earned all of the performance-based options effective February 1, 2021. The Board of Directors also entered into a resolution whereby 75,000 shares of our common stock underlying the performance-based options would vest immediately and 525,000 shares of our common stock underlying the performance-based option would vest ratably over a 48-month period with the first vesting date being February 1, 2021.

14

ROCKETFUEL BLOCKCHAIN, INC.

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2023

Activity under the 2018 Plan for all performance-based stock options for the three months ended June 30, 2023 is as follows:

	Options Outstanding	Weighted- Average Exercise Price per Share	Weighted- Average Remaining Contractual Term in Years	Aggregate Intrinsic Value
Options outstanding at April 1, 2023:	600,000	0.33	7.46	-
Granted
Exercised
Cancelled or forfeited
Options outstanding as of June 30, 2023	600,000	0.33	7.21	-
Options vested and exercisable as of June 30, 2023	435,945	0.33

NOTE 9. Commitments and Contingencies

Legal Proceedings

Other than as set forth below, we are not the subject of any pending legal proceedings; and to the knowledge of management, no proceedings are presently contemplated against us by any federal, state or local governmental agency. Further, to the knowledge of management, no director or executive officer is party to any action in which any has an interest adverse to us.

On October 8, 2020, we filed a lawsuit in the U.S. District Court for the Central District of California against Joseph Page, our former director and chief technology officer. On January 13, 2021, the case was transferred to the U.S. District Court for the District of Nevada, Las Vegas Division. The causes of action include securities fraud under Federal and California law; fraud, breach of fiduciary duty, negligent misrepresentation and unjust enrichment under California law; and violation of California Business and Professions Code §17200 et seq.

We were seeking injunctive and declaratory relief as well as damages of at least $5.1 million. On May 29, 2019, Mr. Page resigned from our board. After his resignation, we retained independent patent counsel to review our patent applications. In connection with this review, we discovered certain deficiencies in some of the applications and in their assignments to us. We determined that all of the applications had been abandoned. Based on this review, we decided to refile three of our applications with the U.S. Patent and Trademark Office, which we did in May 2020. It is our belief that the three newly filed patent applications cover and/or disclose the same subject matter as we disclosed in the five original patent applications. In this case, our rights may be subject to any intervening patent applications made after the dates of the original applications. In the lawsuit, we were alleging that Mr. Page was aware of the abandonments when he assigned the patents to RocketFuel Blockchain Company (“RBC”), a private corporation that he controlled, and that he failed to disclose to us the abandonments when the Company acquired RBC in exchange for shares of the Company’s Common Stock. Mr. Page filed an answer denying the Company’s claims and asserted cross- and counterclaims against the Company and several of the Company’s shareholders alleging breach of contract and fraud. In September 2021, Mr. Page voluntarily dismissed all of the counterclaims against the shareholders.

On June 7, 2022, RBC entered into a settlement agreement in the legal proceedings between the Company as plaintiff, and Joseph Page as defendant, whereunder Page surrendered 3,600,394 shares of the Company’s common stock, and kept 1,500,000 shares. Mr. Page represents and warrants that he has not filed or assisted anyone else in filing any patent applications that would preempt or infringe upon the Company’s patent applications. Plaintiff and defendant have each released their claims against each other and covenanted not to sue the other, including related parties and stakeholders, with the exclusion of current or future claims against EGS. The parties agreed to a Stipulated Dismissal of the Action with Prejudice filed with the court. In connection with this settlement, we recognized a gain of $540,059, calculated based on the Company’s share price of $0.15 per share on the date of settlement of the legal proceedings. This gain was recorded in other income for the three months ended June 30, 2022 in the accompanying consolidated statements of operations (see Note 7).

On March 2, 2021, we filed a lawsuit in the U.S. District Court for the Southern District of New York against Ellenoff Grossman & Schole LLP (“EGS”) for negligence and legal malpractice, breach of contract and breach of fiduciary duty. EGS had represented RBC prior to the Business Combination and represented us after the closing of the Business Combination through August 2019. In the litigation against Mr. Page, he has alleged that he provided information to an EGS partner that the patent applications had been abandoned and that EGS failed to inform RBC and us of the fact. On February 8, 2023 we entered into a settlement agreement with EGS, pursuant to which EGS agreed to pay us $750,000 in full settlement of the lawsuit. After payment of our legal fees, the net payment to us, which was received on February 14, 2023, was $525,000. As part of the settlement (i) we have agreed to dismiss the lawsuit with prejudice and (ii) each party has agreed to grant a mutual general release to the other party and its affiliates, related parties and agents.

In January 2022, the Company terminated its agreement with Scarola Schaffzib Zubatov PLLC (“SSZ”), which the Company had retained to represent it in litigation against Ellenoff Grossman & Schole LLP. The reason for the termination was that the Company believed that SSZ had overcharged for legal services provided. Subsequent to the termination, SSZ sent the Company additional invoices, to which the Company also objected. In August 2022 SZZ filed a lawsuit in the Supreme Court of the State of New York, County of New York, claiming it is owed approximately $120,000 in legal fees. The Company disputed that this amount was owed and contended that a portion of the legal fees previously paid should have been refunded. On July 11, 2023 the Court granted SSZ’s motion for summary judgement on its account stated cause of action and denied the Company’s cross-motion for an adjournment of the motion pending discovery. The Company has filed a notice of appeal and has accrued approximately $120,000 in accounts payable.

15

ROCKETFUEL BLOCKCHAIN, INC.

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2023

(UNAUDITED)

NOTE 10. Subsequent Events

We evaluated all events or transactions that occurred after the balance sheet date through the date when we issued these financial statements and, other than the matters discussed below, we did not have any other material recognizable subsequent events during this period.

Issuance of Series B-1 and B-2 Preferred Stock

In July and August 2023, we sold 500,000 shares of our Series B-1 Preferred Stock and 400,000 shares of our Series B-2 Preferred Stock to three private investors for a cash purchase price of $0.25 per share.

The Series B-1 Preferred Stock has a 100% liquidation preference over the common stock and any other future series of preferred stock, payable in the event of a liquidation or merger of us. The Series B-1 Preferred Stock is convertible at the option of the stockholder into shares of common stock at a conversion price of $0.25 per share, subject to adjustment for certain stock splits, recapitalizations and other similar events. The Series B-2 Preferred Stock has a 200% liquidation preference over the common stock and any other future series of preferred stock, payable in the event of a liquidation or merger of us. The Series B-2 Preferred Stock is convertible at the option of the stockholder into shares of common stock at a conversion price of $0.25 per share, subject to adjustment for certain stock splits, recapitalizations and other similar events.

As a condition to the sale of the Series B-1 and B-2 preferred shares, we agreed to use the net proceeds from the sale of the securities for working capital purposes and not to use such proceeds: (a) for the satisfaction of any portion of our debt (other than payment of trade payables in the ordinary course of our business and prior practices), (b) for the redemption of any common stock or other securities, (c) for the settlement of any outstanding litigation or (d) in violation of the Foreign Corrupt Practices Act of 1977, as amended or any regulations of the Office of Foreign Assets Control of the U.S. Treasury Department. The form of Subscription Agreement for the Series B-1 and B-2 preferred shares and the Certificates of Designation for the Series B-1 and B-2 preferred shares are filed as Exhibits 10.1, 3.1, and 3.2, respectively, to this Current Report on Form 8-K. The foregoing summaries of the terms of these documents are subject to, and qualified in their entirety by, such documents, which are incorporated herein by reference.

The representations, warranties and covenants contained in the Subscription Agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Subscription Agreements. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Subscription Agreements, and this subsequent information may or may not be fully reflected in the Company’s public disclosures.

The shares of Series B-1 and B-2 Preferred Stock and the shares of common stock to be issued upon conversion of the Series B-1 and B-2 preferred shares sold in the private placement and to be issued have not been registered under the Securities Act or any state or other applicable jurisdiction’s securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state or other jurisdiction’s securities laws.

Issuances of Convertible Note

In September 2023, we agreed to issue a $35,000 principal amount convertible note to a vendor in exchange for services. While the terms of the note have not yet been determined, we expect that the note will mature on September 14, 2025, bear interest at 6% per annum and be convertible into shares of our common stock at a conversion price of $0.10 per share.

Our chief executive officer, Peter Jensen, and our chief financial officer, Bennett Yankowitz, agreed to accept convertible notes in lieu of salary for a portion of the fiscal quarter ended June 30, 2023. See Note 7. For the period July 1 through August 31, 2023, they deferred additional salary totaling $41,667, which will be converted to convertible notes.

In December 2022, Messers Jensen and Yankowitz had agreed to accept restricted shares of our common stock in lieu of salary and accrued bonuses for the fiscal quarter ended December 31, 2022. The amount owed Mr. Jensen was $55,000 and the amount owed Mr. Yankowitz was $21,250. The shares were to be issued at the closing market price on December 5, 2022 of $0.11 per share. The shares were issued by our transfer agent on July 11, 2023; Mr. Jensen received 500,000 shares and Mr. Yankowitz received 193,182 shares.

Issuance of Common Stock, Warrants and Options

On August 15, 2023 we sold 484,262 shares of our common stock to a private investor at a price of $0.2065 per share. The investor also received warrants to purchase 245,700 shares of our common stock at $0.2065 per share. The warrants expire on August 15, 2028. The investor was also invited to join our advisory board and received 100,000 stock options as compensation therefor. The options have a term of 10 years, an exercise price of $0.2065 per share and were fully vested on the date of grant.

Our chief executive officer, Peter Jensen, and our chief financial officer, Bennett Yankowitz ,agreed to accept convertible notes in lieu of salary for a portion of the fiscal quarter ended June 30, 2023. See Note 7. For the period July 1 through August 31, 2023, they deferred additional salary totaling $41,667, which will be converted to convertible notes.

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Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations

Forward-Looking Statements

This Quarterly Report on Form 10-Q contains certain statements that are “forward-looking” within the meaning of the federal securities laws. These forward-looking statements and other information are based on our beliefs as well as assumptions made by us using information currently available.

The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “will,” “should” and similar expressions, as they relate to us, are intended to identify forward-looking statements. Such statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions, and are not guaranties of future performance. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected, intended or using other similar expressions. We are making investors aware that such forward-looking statements, because they relate to future events, are by their very nature subject to many important factors that could cause actual results to differ materially from those contemplated by the forward-looking statements contained in this Quarterly Report on Form 10-Q. Important factors that could cause actual results to differ from our predictions include, without limitation:

●	Market acceptance of our products and services;
●	Competition from existing products or new products that may emerge;
●	The implementation of our business model and strategic plans for our business and our products;
●	Estimates of our future revenue, expenses, capital requirements and our need for financing;
●	Our financial performance;
●	Current and future government regulations;
●	Developments relating to our competitors; and
●	Other risks and uncertainties, including those listed under the section titled “Risk Factors” in our annual report filed on Form 10-K filed with the Securities and Exchange Commission on July 15, 2022.

Although we have sought to identify the most significant risks to our business, we cannot predict whether, or to what extent, any of such risks may be realized, nor can there be any assurance that we have identified all possible issues which we might face. For all of these reasons, the reader is cautioned not to place undue reliance on forward-looking statements contained herein, which speak only as of the date hereof. We assume no responsibility to update any forward-looking statements as a result of new information, future events, or otherwise except as required by law. We urge readers to review carefully the risk factors described in this Quarterly Report and in our annual report filed on Form 10-K filed with the Securities and Exchange Commission on August 21, 2023. You can read these documents at www.sec.gov.

Overview

Our Business

We provide payment solutions to businesses enabling them to make and receive payments with cryptocurrencies and via bank transfers, including ACH. Our solutions consist of a blockchain-based check-out system enabling shoppers on e-commerce sites to pay using cryptocurrencies and direct bank transfers, a payouts solution that enables businesses, including those in the in the “gig economy,” to make payments to their vendors and service providers via cryptocurrencies and bank transfers, and a B2B cross border solution allowing businesses to send cross-border payments to themselves and their affiliates and subsidiaries using stable coins.

Our corporate headquarters are located in San Francisco, California.

Critical Accounting Policies

Our significant accounting policies are described in Note 2 to the financial statements as of March 31, 2023 which are included in our Annual Report on Form 10-K. There were no changes to our significant accounting policies during the three months ended June 30, 2023 as compared to the significant account policies described in our Annual Report on Form 10-K for the year ended March 31, 2023. Our discussion and analysis of our financial condition and results of operations are based upon these financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. We evaluate our estimates on an on-going basis. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. In the past, actual results have not been materially different from our estimates. However, results may differ from these estimates under different assumptions or conditions.

Results of Operations

For the Three Months Ended June 30, 2023 vs June 30, 2022

Revenues

During the three months ended June 30, 2023, we recorded revenues of $235,459, including a combined total of $55,561 of transaction fees and the recognition of amortization of deferred setup fee revenues in connection with the execution of contracts with customers. During the three months ended June 30, 2023, we recorded revenues of $55,844 for similar recognition of deferred revenues.

We anticipate that future revenues will continue to be generated from (i) fees charged under the software development contract; (ii) fees charged in connection with conversion of crypto currencies to and from fiat currencies; (iii) fees charged in connection with our ecommerce checkout solutions and other solutions; and (iv) ongoing daily transactional fees derived as a negotiated percentage of the transactional revenues earned by our merchant customers.

Research and Development Expenses

Research and development expenses for the three months ended June 30, 2023 were $0 as compared with $258,965 for the prior year period, a decrease of $258,965. The decrease is primarily a result of a larger portion of effort of contract developers and the payroll expenses being directed toward capitalized development of and improvements in our blockchain technology software for payment processing.

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General and Administrative Expenses

General and administrative expenses for the three months ended June 30, 2023 were $915,072 as compared with $1,237,954 for the prior year period, a decrease of $322,882. The decrease is primarily a result of (i) less costs due to more streamlining of our payment software and payout processes. (ii) less fees paid for processing payments.

Stock-based compensation for the three months ended June 30, 2023 of $285,576 was composed of (i) stock options granted to employees including repricing of prior options granted.

Liquidity and Capital Resources

We will require additional financing in order to continue to develop our product and execute on our business plan. However, there can be no assurances that we will be successful in raising the additional capital necessary to continue operations and execute on our business plan. Any potential future sale of equity or debt securities may result in dilution to our stockholders, and we cannot be certain that additional public or private financing will be available in amounts or on terms acceptable to us, or at all. If we are required to raise additional financing, but are unable to obtain such financing, we may be required to delay, reduce the scope of, or eliminate one or more aspects of our operations or business development activities.

As of June 30, 2023, we had cash of $112,004, an decrease of $1,324,886 as compared to a cash balance of $1,436,890 as of June 30, 2022. Our current cash requirements are approximately $138,849 per month.

During the three months ended June 30, 2023, net cash of $416,547 was used in operating activities. Net cash used in operating activities was primarily composed of our net loss of $699,454 and offset by (i) $285,576 of non-cash stock-based compensation in connection with the grant of employee stock options and; (ii) increase in depreciation and amortization of $172,331.

During the three months ended June 30, 2023, no net cash was provided by investing activities. There were no options exercised during the three months ended June 30, 2023 and 2022.

During the three months ended June 30,2023, net cash of $106,985 was used in financing activities. There were proceeds from notes payable of $125,000 offset by $18,015 of payments on notes payables.

Our financial statements have been presented on the basis that we are a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. During the three months ended June 30, 2023, we reported a net loss of $699,454, which included non-cash stock-based compensation of $285,576 and cash flows used in operating activities of $416,547. As a result, management believes that there is substantial doubt about our ability to continue as a going concern.

We will require additional financing in order to continue to develop our product and execute on our business plan. However, there can be no assurances that we will be successful in raising the additional capital necessary to continue operations and execute on our business plan. Any potential future sale of equity or debt securities may result in dilution to our stockholders, and we cannot be certain that additional public or private financing will be available in amounts or on terms acceptable to us, or at all. If we are required to raise additional financing, but are unable to obtain such financing, we may be required to delay, reduce the scope of, or eliminate one or more aspects of our operations or business development activities.

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Commitments

Incentive Bonus Payable

In March 2023 we entered into a license agreement with a merchant pursuant to which we agreed to develop software for our Payouts product, which provides that we will convert amounts deposited in dollars with us into USD Coin (USDT) or another stablecoin. The license fee was $100,000, payable at the signing of the agreement. The merchant agreed to pay us a fee of 0.35% of each fiat deposit made, plus wire charges and ither direct expenses. We also agreed to pay the merchant a $110,000 incentive bonus payable when the merchant’s aggregate payouts made during the initial 24-month of the license equals or exceeds $3,000,000.

Off-Balance Sheet Arrangements

As of June 30, 2023, we did not have any off-balance sheet arrangements that have, or are reasonably likely to have, a current or future material effect on our financial condition, results of operations, liquidity, capital expenditures or capital resources.

Item 3. Quantitative and Qualitative Disclosures About Market Risk

Not applicable.

Item 4. Controls and Procedures

Evaluation of Disclosure Controls and Procedures

Based on an evaluation under the supervision and with the participation of our management, our principal executive officer and principal financial officer have concluded that our disclosure controls and procedures as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act were not effective as of June 30, 2023 to ensure that information required to be disclosed by us in reports that we file or submit under the Exchange Act is (i) recorded, processed, summarized and reported within the time periods specified in the SEC rules and forms and (ii) accumulated and communicated to our management, including our principal executive officer and principal financial officer, as appropriate, to allow timely decisions regarding required disclosure. Based on this evaluation, our management concluded that, as of June 30, 2023, our internal controls over financial reporting were not effective.

Changes in Internal Control Over Financial Reporting

The following changes have been made in our internal control over financial reporting (as such term is defined in Rules 13a-15(f) under the Exchange Act) during the fiscal period to which this report relates that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

We have engaged a new accountant and an independent Controller to transact and oversee the financial activities of the Company, with preparation of our public filings by an SEC Manager, each with the guidance of our SEC Director. These persons are under the purview of our CFO.

We intend to perform additional internal control improvements, beginning with written documentation of financial processes.

Inherent Limitations of the Effectiveness of Internal Controls

A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the internal control system are met. Because of the inherent limitations of any internal control system, no evaluation of controls can provide absolute assurance that all control issues, if any, within a company have been detected.

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PART II. OTHER INFORMATION

Item 1. Legal Proceedings

In January 2022, the Company terminated its agreement with Scarola Schaffzib Zubatov PLLC (“SSZ”), which the Company had retained to represent it in litigation against Ellenoff Grossman & Schole LLP. The reason for the termination was that the Company believed that SSZ had overcharged for legal services provided. Subsequent to the termination, SSZ sent the Company additional invoices, to which the Company also objected. In August 2022 SZZ filed a lawsuit in the Supreme Court of the State of New York, County of New York, claiming it is owed approximately $120,000 in legal fees. The Company disputed that this amount was owed and contended that a portion of the legal fees previously paid should have been refunded. On July 11, 2023 the Court granted SSZ’s motion for summary judgement on its account stated cause of action and denied the Company’s cross-motion for an adjournment of the motion pending discovery. The Company has filed a notice of appeal and has accrued approximately $120,000 in accounts payable.

Item 1A. Risk Factors

The Risk Factors identified in our Annual Report on Form 10-K for the year ended March 31, 2023 continue to represent the most significant risks to the Company’s future results of operations and financial conditions, without further modification or amendment.

Item 2. Unregistered Sales of Equity Securities

We had no placements or sales of the Company’s equity securities during the three-month period ended June 30, 2023.

Item 6. Exhibits

The following are filed as part of this Form 10-Q:

Exhibit				Filed or Furnished
Number	Exhibit Description	Form	Exhibit	Filing Date	Herewith
2.1	Contribution Agreement, dated June 27, 2018, by and among the Company, RocketFuel Blockchain Company, Joseph Page, Gert Funk, PacificWave Partners Limited, PacificWave Partners UK Ltd. And Saxton Capital Ltd.	8-K	2.1	6/29/18

3.1	Articles of Incorporation	S-1	3.1	9/8/87

3.2	Amended and Restated Bylaws	8-K	3.1	6/29/18

3.3	Certificates of Amendment to Articles of Incorporation through December 31, 2017	S-1	3.3	3/30/21

3.4	Certificate of Designation for Series B-1 Preferred Stock	8-K	3.1	8/8/23

3.2	Certificate of Designation for Series B-2 Preferred Stock	8-K	3.2	8/8/23

3.4	Certificate of Amendment, dated September 25, 2018, as filed with the Secretary of State of the State of Nevada	S-1	3.4	3/30/21

3.5	Certificate of Designation of Series A Preferred Stock	8-K	3.1	1/19/23

4.1	Form of Warrant	8-K	4.1	9/23/22

4.2	Form of Token Sale Agreement	8-K	4.2	9/23/22

4.3	Form of Convertible Note	8-K	4.1	1/9/23

10.1	Indemnification Agreement dated as of January 19, 2016, between Bennett Yankowitz and the Company	8-K	10.2	1/22/16

10.2	Indemnification Agreement dated as of January 19, 2016, between Henrik Rouf and the Company	8-K	10.3	1/22/16

10.3	2018 Stock Incentive Plan	14-C	Annex B	8/28/18

10.4	Subscription Agreement, dated April 29, 2020, between the Company and Investorlisten ApS	S-1	10.4	3/30/21

10.5	Warrant Agreement, dated May 1, 2020, between the Company and Investorlisten ApS	S-1	10.5	3/30/21

20

10.6	Agreement with Investorlisten ApS	S-1	10.6	3/30/21

10.7	Executive Employment Agreement, dated as of September 15, 2020, between the registrant and Peter M. Jensen	8-K	10.1	9/21/20

10.8	Indemnification Agreement dated as of September 15, 2020, between Peter M. Jensen and the Company	S-1	10.8	3/30/21

10.9	Amendment No. 1 to 2018 Stock Option Plan	8-K	10.2	9/21/20

10.10	Executive Employment Agreement, dated as of September 14, 2020, between the registrant and Rohan Hall	8-K	10.1	10/8/20

10.11	Indemnification Agreement dated as of September 14, between Rohan Hall and the Company	S-1	10.11	3/30/21

10.12	Common Stock Purchase Agreement dated as of February 25, 2021 between Triton Funds LP and RocketFuel Blockchain, Inc.	8-K	10.1	3/3/21

10.13	Common Stock Purchase Warrant dated as of February 25, 2021 between Triton Funds LP and RocketFuel Blockchain, Inc.	8-K	10.2	3/3/21

10.14	Indemnification Agreement dated as of January 1, 2021, between Gert Funk and the Company	S-1	10.14	3/30/21

10.15	Indemnification Agreement dated as of February 15, 2021, between Kurt Kumar and the Company	S-1	10.15	3/30/21

10.16	Amendment No. 2 to 2018 Stock Option Plan	S-1	10.16	3/30/21

10.17	Executive Employment Agreement, dated as of February 15, 2021, between the registrant and Bennett J. Yankowitz	S-1	10.17	3/30/21

10.18	Executive Employment Agreement, dated as of February 15, 2021, between the registrant and Gert Funk	S-1	10.18	3/30/21

10.19	Warrant dated February 15, 2021, from the Company to Peter M. Jensen	S-1	10.19	3/30/21

10.20	Settlement Agreement and Mutual Release, dated June 8, 2022, between RocketFuel Blockchain, Inc., RocketFuel Blockchain Company and Joseph Page	8-K	10.1	6/13/22

21

10.21	Securities Purchase Agreement dated September 19, 2022	8-K	10.1	9/23/22

10.22	Form of Subscription Agreement dated January 13, 202	8-K	10.1	1/19/23

10.23	Securities Purchase Agreement between 1800 Diagonal Lending LLC and RocketFuel Blockchain, Inc., dated as of May 11, 2023	8-K	10.1	5/18/23

10.24	$144,760 Promissory Note between 1800 Diagonal Lending LLC and RocketFuel Blockchain, Inc., dated May 11, 2023	8-K	10.2	5/18/23

10.25	Form of Subscription Agreement for Series B-1 and B-2 Preferred Stock	8-K	10.1	8/8/23

14.1	Code of Ethics	10-KSB	99.1	3/30/04

14.2	Amended and Restated Code of Ethics	S-1	14.2	3/30/21

21.1	Subsidiaries of the registrant	S-1	21.1	3/30/21

31.1	Certification of Principal Executive Officer pursuant to Section 302 Sarbanes-Oxley Act of 2002				X

31.2	Certification of Principal Financial and Accounting Officer pursuant to Section 302 Sarbanes-Oxley Act of 2002				X

32.1	Certification of Principal Executive Officer Pursuant to 18 U.S.C. Section 1350, As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002				X

32.2	Certification of Principal Financial and Accounting Officer Pursuant to 18 U.S.C. Section 1350, As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002				X

101.INS	Inline XBRL Instance Document.				X

101.SCH	Inline XBRL Taxonomy Extension Schema Document.				X

101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document.				X

101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document.				X

101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.				X

101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document.				X

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

22

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

RocketFuel Blockchain, Inc.

	By:	/s/ Peter M. Jensen
Peter M. Jensen
Chief Executive Officer
(Principal Executive Officer)

	By:	/s/ Bennett J. Yankowitz
Bennett J. Yankowitz
Chief Financial Officer
(Principal Financial and Accounting Officer)

Dated: October 16, 2023

23

Exhibit 31.1

CERTIFICATION

I, Peter M. Jensen, hereby certify that:

1. I have reviewed this Quarterly Report on Form 10-Q of RocketFuel Blockchain, Inc. (the “Company”);

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the Company as of, and for, the periods presented in this report;

4. The Company’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the Company and have:

a. Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the Company is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b. Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c. Evaluated the effectiveness of the Company’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d. Disclosed in this report any change in the Company’s internal control over financial reporting that occurred during the Company’s fourth fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting; and

5. The Company’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the Company’s auditors and the audit committee of the Company’s board of directors (or persons performing the equivalent functions):

a. All significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and

b. Any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

Date: October 16, 2023

/s/ Peter M. Jensen
Peter M. Jensen
Chief Executive Officer
(Principal Executive Officer)

Exhibit 31.2

CERTIFICATION

I, Bennett J. Yankowitz, hereby certify that:

1. I have reviewed this Quarterly Report on Form 10-Q of RocketFuel Blockchain, Inc. (the “Company”);

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the Company as of, and for, the periods presented in this report;

4. The Company’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the Company and have:

a. Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the Company is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b. Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c. Evaluated the effectiveness of the Company’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d. Disclosed in this report any change in the Company’s internal control over financial reporting that occurred during the Company’s fourth fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting; and

5. The Company’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the Company’s auditors and the audit committee of the Company’s board of directors (or persons performing the equivalent functions):

a. All significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and

b. Any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

Date: October 16, 2023

/s/ Bennett J. Yankowitz
Bennett J. Yankowitz
Chief Financial Officer
(Principal Financial and Accounting Officer)

Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT

TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of RocketFuel Blockchain, Inc., a Nevada corporation (the “Company”), on Form 10-Q for the period ended June 30, 2023, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Peter M. Jensen, Chief Executive Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: October 16, 2023

/s/ Peter M. Jensen
Peter M. Jensen
Chief Executive Officer

This certification accompanies each report of the Company on Form 10-Q and Form 10-K pursuant to §906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of §18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by §906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT

TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of RocketFuel Blockchain, Inc., a Nevada corporation (the “Company”), on Form 10-Q for the period ended June 30, 2023, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Bennett J. Yankowitz, Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: October 16, 2023

/s/ Bennett J. Yankowitz
Bennett J. Yankowitz
Chief Financial Officer

This certification accompanies each report of the Company on Form 10-Q and Form 10-K pursuant to §906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of §18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by §906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.